UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2026

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 24, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) took the following actions:

A.
The Committee determined the number of restricted stock units to be awarded pursuant to the terms of the Company’s 2025 Executive Performance RSU Award Agreement (the “2025 Agreement”) entered into with each of the Company’s President/Chief Executive Officer, Treasurer/Chief Financial Officer and Senior Vice President, Sales. A copy of the 2025 Agreement is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on April 2, 2025.

The 2025 Agreement provides for four possible RSU awards: Look-Back RSUs, Total Revenue RSUs, New Business Growth RSUs and Operating Income Growth RSUs. The Committee determined that no Total Revenue RSUs, New Business Growth RSUs or Operating Income Growth RSUs would be awarded for the 2025 performance period. With respect to Look-Back RSUs, the Committee determined to award the number of RSUs set forth in the table below.

Name and Title	Target Look-Back RSUs	Actual RSUs Awarded
Vincent J. Arnone President and Chief Executive Officer	41,700	20,850
Ellen T. Albrecht Chief Financial Officer and Treasurer	16,700	8,350
William E. Cummings, Jr. Senior Vice President, Sales	12,500	6,250

B.
The Committee adopted Fuel Tech’s 2026 Corporate Incentive Plan (the “2026 CIP”). All employees of Fuel Tech and its wholly-owned subsidiaries (excluding sales personnel) are eligible for participation in the 2026 CIP, including Fuel Tech’s President and Chief Executive Officer (Vincent J. Arnone) and Chief Financial Officer and Treasurer (Ellen T. Albrecht). Potential cash awards under the CIP are designed to focus employees on the achievement of both positive earnings growth for Fuel Tech as well as on their own individual performance. A copy of the 2026 CIP is attached to this Report as Exhibit 99.1.

The 2026 CIP is structured as follows:

●
Payouts are based on Fuel Tech’s ability to realize Operating Income. For purposes of the 2026 CIP, “Operating Income” means Fuel Tech’s operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Committee in its sole discretion. An “Incentive Pool” may be created dependent on Fuel Tech’s obtaining specified levels of Operating Income during the fiscal year. If the Incentive Pool is created, each participant will be awarded his or her designated portion of the Incentive Pool. The focus on Operating Income provides an objective measurement of Fuel Tech’s financial performance to directly tie any payout to the overall financial performance of Fuel Tech across all business lines.

●
No amounts are payable under the 2026 CIP unless Fuel Tech achieves a minimum of $250,000 in Operating Income for the applicable fiscal year. Accordingly, if Fuel Tech’s Operating Income financial performance for a fiscal year falls below $250,000, there is no payout under the 2025 CIP.

●
If Fuel Tech generates Operating Income equal to or greater than $250,000 in a fiscal year, the percentage of Operating Income funded into the Incentive Pool equals 25% of all Operating Income. On the other hand, if Fuel Tech generates less than $250,000 in Operating Income in a fiscal year, no amount is funded into the Incentive Pool because the $250,000 payout threshold will not have been met.

●	The aggregate size of the potential Incentive Pool is “capped” at $3 million.

●
The 2026 CIP contemplates that incentive payments to individual employees will be based on the amount of the Incentive Pool; the employee’s base wages for the applicable year; the employee’s target bonus factor (a percentage assigned to each employee based on such employee’s job level and contribution) and, for all employees below the level of Vice President, the employee’s achievement percentage (an overall job performance multiplier factor that can range from 0% to 100%, and represents the employee’s achievement of individual objectives in the fiscal year).

●
The target bonus factor for Mr. Arnone under the 2026 CIP is 50% and for Ms. Albrecht, 30%. In addition, the 2026 CIP provides that the achievement percentage assigned to Fuel Tech’s Principal Executive Officer (Mr. Arnone), the Principal Financial Officer (Ms. Albrecht), and any Vice President will automatically equal 100%.

C.
The Committee adopted Fuel Tech’s 2026 Current Objectives Plan (the “2026 COP”). All employees of Fuel Tech and its wholly-owned subsidiaries (excluding sales personnel and Fuel Tech’s President and Chief Executive Officer (Mr. Arnone)) are eligible for participation in the 2026 COP, including Fuel Tech’s Chief Financial Officer and Treasurer (Ms. Albrecht). A copy of the 2026 COP is attached to this Report as Exhibit 99.2.

The 2026 COP is structured as follows:

●
For 2026, Fuel Tech will set aside the amounts set forth in the table below upon the completion of each of the current objectives described below on or before the assigned completion date for such objective, with the total bonus pool being capped at $650,000.

●
If Fuel Tech achieves all current objectives by the applicable dates set forth below, a total amount of $650,000 will be set aside into the bonus pool. If Fuel Tech fails to achieve any of the current objectives, no funds will be set aside into the Bonus Pool.

●
For the 2026 COP, there are three steps for determining whether, and the extent to which, an annual cash incentive award is payable. First, at the beginning of the fiscal year, the Compensation Committee determines the target annual cash incentive award for such employee based on a percentage of such employee’s annual base salary for that year. Second, at the beginning of the fiscal year, the Compensation Committee establishes the specific company-wide performance goals that must be met in order for the employee to receive the award and the related weighting of each goal. Third, shortly after the end of the fiscal year, the Compensation Committee determines whether or not these performance goals were met and the amount of the award.

●
The 2026 COP emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the cash incentive amount is only funded if the corporate objective has been achieved in full.

For 2026, the four corporate objectives are as follows:

Objective	Deliverables to be Completed
Business Development (Three objectives, each valued at $66,666)
Objective One: Leverage newly acquired intellectual property in flue gas conditioning and urea-to-ammonia systems in order to generate $1 million in revenue in 2026 through a dual-track approach of securing new project awards and capturing high-margin aftermarket sales from the existing installed base ($66,666)

Objective Two: Finalize the development of high-flow injection systems and channel injector materials together with generating $500,000 in revenue by converting current dissolved gas infusion demonstrations into long-term commercial contracts relationships alongside securing at least one additional commercial contract ($66,666).

Objective Three: In 2026, secure a minimum of $5 million in contract bookings and $1 million in revenue from newly awarded contracts arising from data centers ($66,666).

Business Growth – Base Businesses ($150,000)
Develop a proposal support database and related documentation to enable Fuel Tech to participate in the global expansion in power generation driven by the need for additional electricity to power artificial intelligence (AI) and digital infrastructure, the retirement and repowering of legacy power plants and the need for grid stability. Database will include:
•     Process evaluation parameters with possible iterations on emissions requirements.
•     Equipment sizing and costing for all potential SCR components.
•     Utility estimates for infrastructure planning.
•     General arrangement drawings in support of each turbine model’s system design, with various views showing SCR components.

Investment in Human Capital ($150,000)
Completion of training by all members of the employee team to effectively utilize the AI tools in their actual workflows. All employees will be required to take a minimum volume of coursework, and every functional area must identify and implement an application for AI within their departments to increase efficiency and productivity.

Operational Execution Excellence ($150,000)
Outline and implement a structured program to introduce AI tools for internal use, with a goal of selecting and implementing two applications for internal use, one that would provide operational benefit and the other to provide administrative benefit. The focus will be to improve productivity, operational efficiency, and decision support while maintaining appropriate governance and security.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Fuel Tech, Inc. 2026 Corporate Incentive Plan
99.2	Fuel Tech, Inc. 2026 Corporate Objectives Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: March 27, 2026		Vice President, General Counsel and Secretary